Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Hometown Financial Group, Inc., including the prospectus contained therein, of our report dated September 10, 2026 relating to the consolidated financial statements of Hometown Financial Group, MHC and subsidiaries as of June 30, 2026 and 2025, and for the years then ended..

We also consent to the reference to our firm under the captions "Experts" and any other references to our firm included in such prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

September 10, 2026

DOCPROPERTY "CUS_DocIDChunk0" }